Exhibit 99(b)

NOTICE OF GUARANTEED DELIVERY
FOR
7 3/4% SENIOR NOTES DUE 2019
OF
GREIF, INC.

As set forth in the prospectus, dated          , 2009 (the “Prospectus”), of Greif, Inc., and in the letter of transmittal, this form or one substantially similar must be used to accept Greif, Inc.’s offer to exchange all of its outstanding 7 3/4% Senior Notes due 2019 (the “Original Notes”) for its 7 3/4% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended, if certificates for the Original Notes are not immediately available or if the Original Notes, the letter of transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). This form may be delivered by an eligible institution by hand or transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2009, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Deliver to:
U.S. BANK NATIONAL ASSOCIATION,
Exchange Agent

By Registered or Certified Mail, Hand Delivery or by Overnight Courier:

U.S. Bank National Association
60 Livingston Avenue, 2nd Floor
St. Paul, Minnesota 55107

Attention: Specialized Finance
Telephone: (800) 934-6802
Facsimile: (651) 495-8158

DELIVERY OF THIS NOTICE TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the letter of transmittal to be used to tender Original Notes is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Greif, Inc., upon the terms and subject to the conditions set forth in the Prospectus and the letter of transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Original Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the letter of transmittal.

The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer — Withdrawal of Tenders” section of the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Note: Signatures Must Be Provided Where Indicated Below

Certificate No(s). for Original Notes (if available)

Principal Amount of Original Notes

Principal Amount of Original Notes Tendered

Signature(s)

Dated

If Original Notes will be delivered by
book-entry transfer at the Depository

Trust Company, Depository Account No.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates of Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name(s):

Capacity:

Address(es)

Telephone Number:

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GUARANTEE

(Not to be Used for Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby:

(a) represents that the above named person(s) own(s) the Original Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act;

(b) represents that such tender of Original Notes complies with Rule 14e-4 under the Exchange Act; and

(c) guarantees that delivery to the exchange agent of certificates for the Original Notes to be tendered, proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the exchange agent’s account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures and any other required documents, will be received by the exchange agent at one of its addresses set forth above within three New York Stock Exchange trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH HEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Please type name

Telephone Number	Dated

NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS FORM; ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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